Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200145) of Nevro Corp. of our report dated March 18, 2015 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

San Jose, California

March 18, 2015